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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                    Filed Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

                           Date of Report:  July 28, 1998



                            JAN BELL MARKETING, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                            (State of Incorporation)


         1-9647                                       59-2290953
(Commission File Number)                   (IRS Employment Identification No.)


                 14051 N.W. 14th Street, Sunrise, Florida 33323
        (Address of registrant's principal executive offices) (Zip code)

Registrant's telephone number, including area code: (954) 846-2719


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         Item 2.  Acquisition or Disposition of Assets.

         Attached hereto as Exhibit 1 is a copy of the Stock Purchase Agreement among Mayor's Jewelers, Inc. ("Mayor's") the Stockholders of Mayor's, and Jan Bell Marketing, Inc. ("Jan Bell") dated as of May 26, 1998 regarding the acquisition by Jan Bell of Mayor's. The closing of the transaction occurred on July 28, 1998. Total consideration consisted of approximately $18 million in cash, 2 million shares of Jan Bell common stock and the refinancing of Mayor's outstanding debt through a new $80 million working capital facility with a syndicate of banks led by Citicorp USA, Inc. Following the closing, Jan Bell had approximately $40 million outstanding under its new facility.

         In connection with the acquisition, Jan Bell purchased approximately 75% of Mayor's outstanding common stock under the Purchase Agreement. Immediately thereafter, through a reverse merger approved by Mayor's Board of Directors, Jan Bell acquired the remaining 25% of Mayor's outstanding common stock. Mayor's will continue to operate as a wholly-owned subsidiary of Jan Bell.

         Item 7.  Financial Statements and Exhibits.

         a) Financial Statements of business acquired: to be filed on or before October 12, 1998.

         b) Proforma financial information to be filed on or before October 12, 1998.

         c)       Exhibits.

                  Exhibit 10.1 Stock Purchase Agreement among Jan Bell, Mayor's and the Stockholders of Mayor's dated as of May 26, 1998.

                  Exhibit 10.2  Agreement and Plan of Merger.

                  Exhibit 99.   Press release dated July 28, 1998.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                               Jan Bell Marketing, Inc.
                                               (Registrant)



                                            By:
                                               --------------------------------
                                               Richard W. Bowers
                                               Senior Vice President/
                                               Legal and General Counsel

Date:     August 10, 1998